Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus included in this Registration Statement on Form S-3 of our report dated February 16, 2000, relating to the financial statements and financial statement schedule of Masco Corporation, which appears in Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
June 26, 2000